UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NERVGEN PHARMA CORP.
(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation or organization)	98-1738183 (I.R.S. Employer Identification No.)
112-970 Burrard Street, Unit 1290 Vancouver, British Columbia, Canada (Address of principal executive offices)	V6Z 2R4 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, no par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-292197

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered consist of common shares, no par value (“Common Shares”) of NervGen Pharma Corp. (the “Registrant”). The description of the Registrant’s Common Shares under the section captioned “Description of the Securities Being Distributed—Common Shares” in the short form base shelf prospectus included in the Registrant’s registration statement on Form F-10 (File No. 333-292197) (the “Registration Statement”), filed with the Securities and Exchange Commission on December 17, 2025, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NERVGEN PHARMA CORP.

Date: January 7, 2026	By:	/s/ William J. Adams
William J. Adams Chief Financial Officer